Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
First Quarter 2011

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Loss to FFO	2.4
Other Financial Metrics	2.5
Calculation of Per Share Amounts	2.6

DIRECT OWNED:	Section III
Operating Properties	3.1
Land	3.2
Under Development Portfolio and Development Starts	3.3
Investing Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.4

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Major Logistics Corridors - Buildings	5.4

DEBT:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3

NET ASSET VALUE:	Section VII
Components of Net Asset Value for ProLogis and Related Notes	7.1

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

First Quarter 2011
PROLOGIS REPORTS FIRST QUARTER RESULTS
– Financial Results in Line with Company Expectations —
– Overall Market Fundamentals Continue Steady Improvement —
– Sale of Majority of Catellus Retail /Mixed – Use Assets Closed During Quarter —
Denver, Colo. — April 20, 2011 — ProLogis (NYSE: PLD), the leading global provider of distribution facilities, today reported funds from operations excluding gains as defined by ProLogis (core FFO) of $0.13 per diluted share for the first quarter of 2011, compared with core FFO of $0.11 per diluted share for the same period in 2010. Core FFO for the 2011 period excluded approximately $12.9 million, or $0.02 per diluted share, of charges related to merger integration, workforce reduction associated with the sale of Catellus and expected clean-up and repair costs related to the Japan earthquake and tsunami. In the first quarter of 2010, core FFO excluded net gains of $9.5 million, or $0.02 per share, and charges of $54.7 million, or $0.12 per diluted share, related to losses on early extinguishment of debt and the company’s share of fund-related derivative losses. ProLogis reported a net loss of $0.08 per diluted share for the first quarter of 2011, compared with a net loss of $0.19 for the same period in 2010.
First quarter financial results were in line with the company’s expectations, reflecting: the full quarter effect of the company’s October 2010 equity offering; lower operating income due to property dispositions completed in the fourth quarter of 2010 and the first quarter of 2011; and lower management and development fees. These impacts were somewhat offset by lower interest expense related to significantly reduced debt levels in the current period.
Pace of Market Recovery Steady
“Globally, the gradual recovery in industrial real estate continues, with new supply in the major logistics markets still constrained and demand remaining stable,” said Walter C. Rakowich, chief executive officer. “However, macroeconomic issues contributed to a slower pace of improvement in the first quarter as the market assessed the impact of continued concerns about sovereign debt issues, rising energy costs, global military actions and the devastation and loss caused by the earthquake and tsunami in Japan. While customers remain optimistic about the overall global recovery, we sensed a slightly slower pace with respect to certain leasing decisions.”
The company’s total industrial operating portfolio was 90.7 percent leased, down 30 basis points from the fourth quarter of 2010, principally as a result of expected lower levels of leasing velocity typical of the first calendar quarter. However, the total operating portfolio leased percentage was 147 basis points higher than in the first quarter of 2010. Same-store net operating income for the first quarter increased 1.0 percent, while rental rates on turnovers in the same-store portfolio declined 9.2 percent, an improvement over both the fourth quarter of 2010 and the year-ago period.
“Throughout our European markets, conditions continue to improve, with Germany, France and Central Europe all benefiting from the global recovery. Italy, Spain and the Benelux region remain a bit softer, while the UK is still reacting to recently implemented austerity measures,” Rakowich noted. “In North America, market conditions are pointed in the right direction, with a modest increase in overall national occupancy levels in the first quarter. In Japan, the real estate market was showing some strength prior to the recent catastrophic events, and subsequently we have seen greater momentum as a result of the quality and location of our facilities.”
Section I — Overview
Page 1.1

First Quarter 2011
Events in Japan
“Our colleagues in Japan worked tirelessly following the recent earthquake and tsunami, first to ensure the safety of our employees and customers and then to minimize the impact of these events on our customers’ operations,” said Rakowich. “Because of the superior earthquake protection engineered into our buildings and the extraordinary commitment of our people, the majority of ProLogis customers were operational within 24 to 48 hours.”
Clean-up efforts continue at ProLogis Parc Iwanuma I in Sendai, the area hit hardest by the tsunami. The building suffered minimal structural damage but is in need of substantial clean up and repair due to the flooding. Total costs for clean up and repairs in our Japan portfolio is expected to be approximately $7 million, which was accrued for during the quarter.
Development-Related Activity
The company started development on four facilities in Europe during the quarter representing 1.2 million square feet, including a 457,500-square-foot facility for BMW in the United Kingdom and a 240,600-square-foot facility for a third-party logistics provider in the Czech Republic. Since quarter end, an additional build-to-suit was signed with a third-party logistics provider for a major auto manufacturer in Germany. “Inquiries in Japan have risen dramatically as companies look to rebuild their distribution networks. Discussions are underway with a number of ProLogis’ global customers on how we can help them with both their short- and long-term distribution needs,” said Michael S. Curless, managing director of global investments.
Development starts were $99 million for the quarter, which along with depositions monetized a total of $31 million of land. “The number of requests for build-to-suit proposals and increasing opportunities for development in stronger target markets supports our expectation of $800 million to $1 billion of starts this year with related land monetization of $200 to $250 million. We believe that a number of third-party development decisions were slowed down in the first quarter principally due to the uncertainty caused by world events; however, the underlying requirements for high-quality distribution space have not changed. We expect to see development ramp up as the year progresses, which will contribute to our target to monetize approximately $200 million of land through third-party land sales,” concluded Curless.
The company completed the sale of a majority of the Catellus retail and mixed-use assets during the quarter, generating net proceeds of $357 million. Combined with additional third-party and fund sales, total gross disposition proceeds were $409 million, representing approximately 60 percent of the mid-point of the company’s 2011 full-year range of $650 to $750 million.
Anticipated Results
“We remain comfortable with our guidance for 2011 core FFO per share of $0.62 to $0.66 per share on a standalone basis,” said William E. Sullivan, chief financial officer. “As we progress through the year, we expect the quarterly core FFO run rate to increase gradually reflecting occupancy gains, the impact of development completions and lower interest and G&A expenses.”
Webcast and Conference Call Information
The company will host a webcast/conference call to discuss quarterly results, current market conditions and future outlook on Wednesday, April 20, 2011, at 10:00 a.m. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page at http://ir.prologis.com. Interested parties also can participate via conference call by dialing (866) 305-2304 domestically or (660) 422-4873 internationally.
Replay Information
A replay of the conference call will be posted after 1:00 p.m. Eastern Time on Wednesday, April 20, 2011. The replay will be available until midnight Eastern Time on Thursday, May 5, 2011, and can be accessed by dialing (800) 642-1687 domestically
Section I — Overview
Page 1.2

First Quarter 2011
or (706) 645-9291 internationally and entering passcode 53819903. A transcript of the call and the webcast replay, including a podcast format, will be posted when available in the “Financial Information” section of the ProLogis Investor Relations website.
About ProLogis
ProLogis is the leading global provider of distribution facilities, with more than 435 million square feet of industrial space owned and managed (40 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 3,800 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

First Quarter 2011
Overview

(in thousands, except per share amounts)
 Summary of Results

	Three Months Ended
	March 31,
	2011	2010
Revenues (page 2.2)	$238,800	$217,283

Net loss attributable to common shares (page 2.2)	$(46,616)	$(91,129)

FFO, as defined by ProLogis	$62,146	$7,117
Adjustments (page 2.4)	-	15,808

FFO, excluding significant non-cash items (page 2.4)	62,146	22,925
Adjustments (page 2.4)	12,261	29,412

Core FFO	$74,407	$52,337

Per share - Diluted:
Net loss attributable to common shares	$(0.08)	$(0.19)
FFO, as defined by ProLogis	$0.11	$0.01
Core FFO	$0.13	$0.11
 Assets Owned and Under Management

	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010
Direct owned - investment balance:
Industrial properties
Core (page 3.1)	$10,807,183	$10,714,799	$11,631,894	$11,550,086
Properties under development (page 3.3)	452,813	365,362	276,397	199,434
Land (page 3.2)	1,599,966	1,533,611	2,385,076	2,286,385
Retail and mixed use properties	-	-	272,885	271,961
Other real estate investments	281,546	265,869	566,571	612,569
Notes receivable backed by real estate	358,323	302,144	123,839	39,689
Assets held for sale	215,714	574,791	-	-

Total - direct owned	13,715,545	13,756,576	15,256,662	14,960,124

Investment management - investment balance (a):
Industrial properties:
Property funds (page 4.2)	18,199,027	17,540,217	18,811,641	17,958,090
Other unconsolidated investees	994,336	987,716	951,208	623,858

Total - investment management	19,193,363	18,527,933	19,762,849	18,581,948

Total assets owned and under management	$32,908,908	$32,284,509	$35,019,511	$33,542,072

(a)	Amounts represent the entity’s investment balance in the property, not our proportionate share, and only include entities in which we have an investment.
See Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

First Quarter 2011
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

	March 31, 2011	December 31, 2010
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)	167,563	168,547
Properties under development (page 3.3)	5,724	4,858
Investment management - industrial properties:
Property funds (page 4.2)	252,011	252,129
Other unconsolidated investees	12,883	12,883

Total square feet owned and under management	438,181	438,417

	As of March 31, 2011
	Core	Under Development	Investment Mgmt.	Total
Square feet by continent:
North America	137,346	986	156,120	294,452
Europe	22,980	2,485	105,101	130,566
Asia	7,237	2,253	3,673	13,163

Total square feet owned and under management	167,563	5,724	264,894	438,181

 Leasing Information

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Leased %
Direct owned operating portfolio (page 3.1)	87.72%	87.57%	85.99%	84.84%

Investment management - industrial properties:
Property funds (page 4.2)	92.80%	93.37%	92.72%	93.08%
Other unconsolidated investees	87.90%	88.95%	89.53%	90.62%

Investment management portfolio	92.56%	93.16%	92.57%	92.98%

Total operating portfolio - industrial	90.68%	90.98%	89.90%	89.66%

Under development portfolio (page 3.3)	68.89%	67.61%	65.64%	65.49%

Leasing activity (in square feet):
Direct owned - leases signed - quarterly activity (page 5.1)	10,658	19,018	11,357	14,222
Property funds - leases signed - quarterly activity (page 5.2)	11,235	15,497	15,665	14,062

Total leasing activity	21,893	34,515	27,022	28,284

Section I - Overview
Page 1.5

First Quarter 2011
Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2011	2010
Assets:
Investments in real estate assets:
Industrial properties:
Core	$10,807,183	$10,714,799
Properties under development	452,813	365,362
Land	1,599,966	1,533,611
Other real estate investments	281,546	265,869

	13,141,508	12,879,641
Less accumulated depreciation	1,656,781	1,595,678

Net investments in properties	11,484,727	11,283,963
Investments in and advances to unconsolidated investees	2,084,696	2,024,661
Notes receivable backed by real estate	358,323	302,144
Assets held for sale (1)	215,714	574,791

Net investments in real estate	14,143,460	14,185,559

Cash and cash equivalents	24,744	37,634
Restricted cash	34,088	27,081
Accounts receivable	95,538	58,979
Other assets	637,865	593,414

Total assets	$14,935,695	$14,902,667

Liabilities and Equity:
Liabilities:
Debt	$6,415,034	$6,506,029
Accounts payable and accrued expenses	394,862	388,536
Other liabilities	496,946	467,998
Liabilities related to assets held for sale (1)	2,464	19,749

Total liabilities	7,309,306	7,382,312

Equity:
ProLogis shareholders’ equity:
Preferred shares	350,000	350,000
Common shares	5,706	5,701
Additional paid-in capital	9,665,861	9,668,404
Accumulated other comprehensive income (loss)	213,465	(3,160)
Distributions in excess of net earnings	(2,626,381)	(2,515,722)

Total ProLogis shareholders’ equity	7,608,651	7,505,223
Noncontrolling interests	17,738	15,132

Total equity	7,626,389	7,520,355

Total liabilities and equity	$14,935,695	$14,902,667

See Appendix A for note references
Section II - Financial Statements
Page 2.1

First Quarter 2011
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Rental income (2)	$205,311	$187,545
Property management and other fees and incentives	29,170	28,662
Development management and other income	4,319	1,076

Total revenues	238,800	217,283

Expenses:
Rental expenses	63,342	56,264
Investment management expenses	10,552	10,319
General and administrative (3)	39,183	42,006
Merger integration expenses and reduction in workforce (4)	5,988	-
Depreciation and amortization	82,693	75,166
Other expenses	4,684	4,267

Total expenses	206,442	188,022

Operating income	32,358	29,261
Other income (expense):
Earnings from unconsolidated investees, net	13,641	7,973
Interest income	4,436	310
Interest expense (5)	(90,562)	(109,979)
Other expense, net (6)	(7,015)	(482)
Net gains on dispositions of investments in real estate	3,725	11,807
Foreign currency exchange gains, net	1,374	3,688
Loss on early extinguishment of debt, net (7)	-	(47,633)

Total other income (expense)	(74,401)	(134,316)

Loss before income taxes	(42,043)	(105,055)
Current income tax expense	5,505	9,753
Deferred income tax expense (benefit)	864	(1,551)

Total income taxes	6,369	8,202

Loss from continuing operations	(48,412)	(113,257)
Discontinued operations (1):
Income attributable to disposed properties and assets held for sale	6,288	20,602
Net gains on dispositions of properties	1,960	8,148

Total discontinued operations	8,248	28,750

Consolidated net loss	(40,164)	(84,507)
Net earnings attributable to noncontrolling interests	(83)	(253)

Net loss attributable to controlling interests	(40,247)	(84,760)
Less preferred share dividends	6,369	6,369

Net loss attributable to common shares	$(46,616)	$(91,129)

Weighted average common shares outstanding - Basic	570,559	474,991
Weighted average common shares outstanding - Diluted	570,559	474,991
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.09)	$(0.25)
Discontinued operations	0.01	0.06

Net loss per share attributable to common shares - Basic	$(0.08)	$(0.19)

Net earnings (loss) per share attributable to common shares - Diluted (page 2.6):
Continuing operations	$(0.09)	$(0.25)
Discontinued operations	0.01	0.06

Net loss per share attributable to common shares - Diluted	$(0.08)	$(0.19)

See Appendix A for note references
Section II - Financial Statements
Page 2.2

First Quarter 2011
Consolidated Statements of Funds From Operations (FFO)

(in thousands)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Rental income	$215,372	$230,918
Property management and other fees and incentives	29,170	28,662
Development management and other income	4,319	1,076

Total revenues	248,861	260,656

Expenses:
Rental expenses	66,687	67,886
Investment management expenses	10,552	10,319
General and administrative (3)	39,183	42,006
Merger integration expenses and reduction in workforce (4)	5,988	-
Depreciation of corporate assets	3,609	3,395
Other expenses	4,684	4,267

Total expenses	130,703	127,873

Operating FFO	118,158	132,783

Other income (expense):
FFO from unconsolidated investees	48,695	37,668
Interest income	4,436	310
Interest expense	(90,562)	(109,979)
Other expense, net (6)	(7,015)	(482)
Net gains on dispositions of investments in real estate	2,568	10,346
Foreign currency exchange gains (losses), net	(261)	479
Loss on early extinguishment of debt, net (7)	-	(47,633)
Current income tax expenses:
Income tax expense on dispositions	(1,916)	(851)
Income tax expense - other	(5,505)	(8,902)

Total other income (expense)	(49,560)	(119,044)

FFO	68,598	13,739

Less preferred share dividends	6,369	6,369
Less net earnings attributable to noncontrolling interests	83	253

FFO attributable to common shares, as defined by ProLogis	$62,146	$7,117

See Appendix A for note references
Section II - Financial Statements
Page 2.3

First Quarter 2011
Reconciliations of Net Loss to FFO

(in thousands, except per share amounts)
 Reconciliations to FFO

	Three Months Ended
	March 31,
	2011	2010

Net loss attributable to common shares	$(46,616)	$(91,129)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	79,084	71,771
Adjustments to gains on dispositions for depreciation	(327)	(1,629)
Adjustments to dispositions of non-development properties	(830)	103
Reconciling items attributable to discontinued operations:
Gains on dispositions of non-development properties	(3,876)	(8,083)
Real estate related depreciation and amortization	428	11,149
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	39,233	37,641
Other amortization items	(3,556)	(3,474)

Subtotal-NAREIT defined FFO	63,540	16,349

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net	(1,635)	(3,209)
Deferred income tax expense (benefit)	864	(1,551)
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange gains, net	(196)	(787)
Unrealized gains on derivative contracts, net	-	(4,060)
Deferred income tax expense (benefit)	(427)	375

FFO, as defined by ProLogis	62,146	7,117

Adjustments made in 2010, not applicable to 2011	-	15,808

FFO, excluding significant non-cash items in 2010	62,146	22,925

Adjustments:
Japan disaster expenses	6,925	-
Merger integration expenses and reduction in workforce	5,988	-
Net gains on dispositions of real estate properties	(2,568)	(10,346)
Income tax expense related to dispositions	1,916	851
Adjustments made in 2010, not applicable in 2011	-	38,907

Core FFO	$74,407	$52,337

Per diluted share:
FFO, as defined by ProLogis	$0.11	$0.01
Core FFO	$0.13	$0.11
See Consolidated Statements of Operations on page 2.2 and Consolidated Statements of FFO on page 2.3
See Appendix A for note references
Section II - Financial Statements
Page 2.4

First Quarter 2011
Other Financial Metrics

(dollars in thousands)
 Reconciliation of Consolidated Net Loss to Core EBITDA, as adjusted

	Three Months Ended
	March 31,
	2011		2010

Consolidated net loss	$(40,164)		$(84,507)
Gains from dispositions of investments in real estate, net	(7,601)		(19,955)
Depreciation and amortization	82,693		75,166
Interest expense	90,562		109,979
Loss on early extinguishment of debt	-		47,633
Current and deferred income tax expense	8,285		8,202
Adjustments made in 2010, not applicable in 2011	-		15,808
Income on properties sold during the quarter included in discontinued operations	(6,288)		(343)
Other non-cash charges	2,977		2,472
Other adjustments made to Core FFO	12,913		-

Core EBITDA, as adjusted, prior to our share of unconsolidated investees	143,377		154,455

Our share of reconciling items from unconsolidated investees:
Depreciation and amortization	35,677		34,167
Other non-cash charges	(623)		(3,897)
Realized losses on derivative activity	226		6,507

Core EBITDA, as adjusted	$178,657		$191,232

ProLogis debt to core EBITDA:
Core EBITDA, as adjusted - annualized	$714,628		$764,928
ProLogis debt as of March 31	$6,415,034		$8,112,712

ProLogis debt to core EBITDA ratio	8.98	x	10.61	x

Debt to core EBITDA, including our share of unconsolidated investees:
Core EBITDA, as adjusted - annualized	$714,628		$764,928
Our share of interest and current income taxes from unconsolidated investees	156,900		179,840

Core EBITDA, as adjusted	$871,528		$944,768

ProLogis debt as of March 31	$6,415,034		$8,112,712
Our share of debt of unconsolidated investees as of March 31	2,406,534		2,655,794

Debt	$8,821,568		$10,768,506

Debt to core EBITDA ratio	10.12	x	11.40	x
Section II - Financial Statements
Page 2.5

First Quarter 2011
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings (Loss) Per Share

	Three Months Ended
	March 31,
	2011 (a)	2010 (a)
Net loss (b)	$(46,616)	$(91,129)
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-

Adjusted net loss - Diluted (b)	$(46,616)	$(91,129)

Weighted average common shares outstanding - Basic	570,559	474,991
Incremental weighted average effect of conversion of limited partnership units (c)	-	-
Incremental weighted average effect of stock awards	-	-

Weighted average common shares outstanding - Diluted (d)	570,559	474,991

Net loss per share - Diluted (b)	$(0.08)	$(0.19)

 FFO Per Share, as defined by ProLogis

	Three Months Ended
	March 31,
	2011	2010

FFO, as defined by ProLogis (b)	$62,146	$7,117
Noncontrolling interest attributable to convertible limited partnership units (c)	67	-

FFO, as defined by ProLogis - Diluted (b)	$62,213	$7,117

Weighted average common shares outstanding - Basic	570,559	474,991
Incremental weighted average effect of conversion of limited partnership units (c)	760	-
Incremental weighted average effect of stock awards	2,605	3,004

Weighted average common shares outstanding - Diluted	573,924	477,995

FFO per share, as defined by ProLogis - Diluted (b)	$0.11	$0.01

 Core FFO Per Share

	Three Months Ended
	March 31,
	2011	2010

Core FFO (b)	$74,407	$52,337
Noncontrolling interest attributable to convertible limited partnership units (c)	67	-

Core FFO - Diluted (b)	$74,474	$52,337

Weighted average common shares outstanding - Basic	570,559	474,991
Incremental weighted average effect of conversion of limited partnership units (c)	760	-
Incremental weighted average effect of stock awards	2,605	3,004

Weighted average common shares outstanding - Diluted	573,924	477,995

Core FFO per share - Diluted (b)	$0.13	$0.11

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units or convertible debt is anti-dilutive, the income impact and shares are not included in the diluted per share calculation.
Section II - Financial Statements
Page 2.6

First Quarter 2011
Direct Owned - Operating Properties

(dollars and square feet in thousands)
 Direct Owned Industrial Operating Properties Portfolio

	March 31, 2011					December 31, 2010
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased	Occupied
	Bldgs	Feet	Balance	Percent	Percent	Bldgs	Feet	Balance	Percent	Percent

North America:
Canada	2	526	$50,378	100.00%	100.00%	2	526	$48,702	100.00%	100.00%
Mexico	30	5,560	292,612	82.96%	75.56%	30	5,560	290,098	77.14%	76.56%
United States	853	131,260	7,316,570	89.97%	89.04%	856	132,342	7,332,094	91.17%	90.81%

Total North America	885	137,346	7,659,560	89.73%	88.54%	888	138,428	7,670,894	90.64%	90.27%

Europe:
Central Europe	40	10,247	686,825	72.20%	61.63%	40	10,244	636,271	65.28%	51.92%
Northern Europe	15	3,147	240,770	93.85%	90.20%	15	3,306	224,592	95.65%	89.51%
Southern Europe	21	6,423	452,633	67.68%	65.29%	20	6,169	406,760	62.35%	59.94%
United Kingdom	13	3,163	339,429	77.33%	77.33%	13	3,163	323,133	77.33%	77.33%

Total Europe	89	22,980	1,719,657	74.61%	68.73%	88	22,882	1,590,756	70.54%	63.03%

Total Asia - Japan	9	7,237	1,427,966	91.20%	86.66%	9	7,237	1,453,149	82.63%	73.92%

Total direct owned industrial operating properties	983	167,563	$10,807,183	87.72%	85.74%	985	168,547	$10,714,799	87.57%	85.87%

Section III - Direct Owned
Page 3.1

First Quarter 2011
Direct Owned - Land

(in thousands, except for percentage and acreage)
 Land Rollforward

As of December 31, 2010	$1,533,611
Changes in land held during first quarter of 2011
Acquisitions	44,022
Dispositions and development starts	(31,104)
Infrastructure costs and reclasses	8,885
Effect of changes in foreign exchange rates and other	44,552

As of March 31, 2011	$1,599,966

 Land Investment by Major Logistics Corridors

	Acres	Investment	Percentage
U.S.
New Jersey / Eastern Pennsylvania	565	$134,239
Chicago	687	60,152
Los Angeles Basin / Inland Empire	369	63,994
Miami / South Florida	74	35,475
Dallas	477	23,121
Washington DC / Baltimore	117	19,434
San Francisco Bay Area / Central Valley	180	11,916
Atlanta	350	12,909
Houston	70	6,935

U.S. major logistic corridors (percentage of total land)	2,889	368,175	23%

International
London / Midlands - UK	1,087	262,822
Tokyo - Japan	32	117,796
Toronto - Canada	172	78,984
Wroclaw / Silesia - Southern Poland	366	60,593
Warsaw / Poznan - Central Poland	446	56,515
Osaka - Japan	8	45,583
Mexico City - Mexico	121	39,658
Amsterdam / Rotterdam / Antwerp - Benelux	68	31,480
Cologne / Frankfurt - Western Germany	98	29,999
Paris / Le Havre - Central France	111	26,304
Munich / Stuttgart - Southern Germany	95	27,398
Madrid / Barcelona - Spain	55	9,221
Hamburg / Bremen - Northern Germany	14	4,019
Lyon / Marseille - Southern France	16	3,696

International major logistic corridors (percentage of total land)	2,689	794,068	50%

Major logistics corridors (percentage of total land)	5,578	1,162,243	73%

Other U.S. markets	1,402	85,763
Other international markets	1,929	351,960

Total land	8,909	$1,599,966	100%

Section III - Direct Owned
Page 3.2

First Quarter 2011
Direct Owned - Under Development Portfolio and Development Starts

(dollars and square feet in thousands)
 Under Development Portfolio

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of March 31, 2011	Properties	Feet	Balance (a)	Incur (b)	Investment	Percentage

Development - build-to-suit:
North America	2	472	$13,361	$4,873	$18,234	100.00%
Europe	7	2,166	104,825	72,685	177,510	100.00%
Asia	3	702	66,171	54,420	120,591	100.00%

Total build-to-suit	12	3,340	184,357	131,978	316,335	100.00%

Development - speculative:
North America	2	514	32,715	23,505	56,220	31.90%
Europe	1	319	6,411	17,748	24,159	35.03%
Asia	1	1,551	231,198	31,388	262,586	21.12%

Total speculative	4	2,384	270,324	72,641	342,965	25.31%

Total properties under development	16	5,724	$454,681	$204,619	$659,300	68.89%

ProLogis Parc Kawajima - Tokyo (under development	South Bay Distribution Center - California (under	ProLogis Park Rochelle - Chicago (under
March 2011)	development March 2011)	development March 2011)
 Development Starts

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

North America:
Square Feet	-	715	270	-
Total expected investment ($)	-	43,226	30,123	-
Cost per square foot ($)	-	60.46	111.57	-
Leased percentage at start	-	88.87%	0%	-
Europe (c):
Square Feet	1,223	244	328	2,171
Total expected investment ($)	99,242	27,565	22,592	161,366
Cost per square foot ($)	81.15	112.97	68.88	74.33
Leased percentage at start	83.04%	100.00%	100.00%	100.00%
Asia:
Square Feet	-	524	-	170
Total expected investment ($)	-	84,015	-	34,976
Cost per square foot ($)	-	160.33	-	205.74
Leased percentage at start	-	100.00%	-	100.00%

Total (c):
Square Feet	1,223	1,483	598	2,341
Total expected investment ($)	99,242	154,806	52,715	196,342
Cost per square foot ($)	81.15	104.39	88.15	83.87
Leased percentage at start	83.04%	94.63%	54.85%	100.00%

(a)	The investment balance includes land and construction costs, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheet.

(b)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions and are translated into dollars at current rates, if applicable.

(c)	Amounts include a development start in the second quarter of 2010 with 0.8 million square feet and a total expected investment of $83.4 million that was 100% leased at the start of development. In June 2010, we sold the underlying land to ProLogis European Properties Fund II, and we are constructing the property on behalf of the property fund for a development fee.
Section III - Direct Owned
Page 3.3

First Quarter 2011
Direct Owned - Investing Activity

(in thousands, except acres and percentages)
 Inflows

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Net proceeds from property dispositions:
Contributions/sales to property funds and joint ventures (a):
Completed development properties (b)
Square feet	273	-	2,042	554
Net sales proceeds ($)	17,188	27,361	285,011	38,852
Land
Acres	-	-	-	41
Net sales proceeds ($)	-	-	-	34,645

Total contributions/sales to property funds and joint ventures:
Square feet	273	-	2,042	554
Net sales proceeds ($)	17,188	27,361	285,011	73,497

Dispositions to third parties:
Completed development properties
Square feet	-	-	556	-
Net sales proceeds ($)	-	-	48,913	-
Non-development properties and other investments (c)
Square feet	2,237	23,990	145	303
Net sales proceeds ($)	391,777	1,077,830	2,660	3,753
Land (d)
Acres	60	249	30	2
Net sales proceeds ($)	9,099	46,376	9,861	95

Total dispositions to third parties:
Square feet	2,237	23,990	701	303
Net sales proceeds ($)	400,876	1,124,206	61,434	3,848

Total property dispositions:
Square feet	2,510	23,990	2,743	857
Net sales proceeds ($)	418,064	1,151,567	346,445	77,345

Outflows

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Property acquisitions:
Operating properties:
Square feet	-	-	1,387	1,029
Total purchase price ($)	-	-	67,735	60,875
Percentage leased as of 3/31/11	-	-	74.73%	80.33%
Land:
Acres	63	1	10	23
Total purchase price ($)	44,022	35	3,979	1,030

Investments in property funds:
Capital contributions ($) (e)	-	69,777	94,486	23,363

(a)	Includes contributions to entities in which we have an investment that is accounted for by the equity method.

(b)	Amount in the fourth quarter of 2010 represents additional proceeds we received from contributions we made to PEPF II in 2009.

(c)	Amounts in the first quarter of 2011 include the sale of a portfolio of U.S. retail, mixed-use and other non-core assets (including approximately 800 acres of land for proceeds of $37 million). Amounts in the fourth quarter of 2010 include the sale of a portfolio of industrial properties and several equity method investments.

(d)	Amounts in the first quarter of 2011 do not include the land that was sold in the non-core portfolio disposition discussed above (see note c).

(e)	Amounts include cash contributions we made to the property funds and investment interests we received in exchange for properties contributed.
Section III - Direct Owned
Page 3.4

First Quarter 2011
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)
 Investment in Unconsolidated Investees

	March 31, 2011		December 31, 2010
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage

Property funds:
ProLogis California	$89,577	50.0%	$91,088	50.0%
ProLogis North American Properties Fund I	40,238	41.3%	40,572	41.3%
ProLogis North American Properties Fund XI	30,248	20.0%	30,274	20.0%
ProLogis North American Industrial Fund	231,498	23.1%	234,172	23.1%
ProLogis North American Industrial Fund II (a)	350,463	37.0%	354,407	37.0%
ProLogis North American Industrial Fund III	130,915	20.0%	132,282	20.0%
ProLogis Mexico Industrial Fund	52,804	20.0%	53,574	20.0%
ProLogis European Properties (“PEPR”) (b)	533,718	33.1%	496,946	33.1%
ProLogis European Properties Fund II (“PEPF II”) (c)	473,471	29.7%	439,985	29.7%
ProLogis Korea Fund	17,381	20.0%	16,716	20.0%

Total property funds	1,950,313	31.2%	1,890,016	31.2%

Other unconsolidated investees, by continent:
North America	17,823		17,508
Europe	50,113		49,857
Asia	66,447		67,280

	134,383		134,645

Total investments in and advances to unconsolidated investees	$2,084,696		$2,024,661

(a)	On March 25, 2011, the property fund sold an operating property to a third party for $5.8 million; $2.7 million of the proceeds were used to partially repay an outstanding debt to us.

(b)	In April 2011, we increased our ownership percentage in PEPR to approximately 38 percent. We will launch a mandatory tender offer to acquire any or all of the outstanding units and convertible preferred units we do not currently own in PEPR, subject to approval of the offer document by the Luxembourg regulator.

(c)	On February 18, 2011, we sold one completed development property with 0.3 million square feet for $17.0 million to this property fund.
Section IV - Investment Management
Page 4.1

First Quarter 2011
Investment Management - Operating Portfolio of Property Funds

(dollars and square feet in thousands)
 Operating Industrial Portfolio - Property Funds

	March 31, 2011					December 31, 2010
	# of	Square	Current	Leased	Occupied	# of	Square	Current	Leased	Occupied
	Bldgs	Feet	Investment (a)	Percent	Percent	Bldgs	Feet	Investment (a)	Percent	Percent

North America:
ProLogis California	80	14,178	$705,752	95.76%	95.76%	80	14,178	$705,396	96.52%	96.52%
ProLogis North American Properties Fund I	35	9,033	377,854	94.57%	94.13%	35	9,033	377,468	94.25%	94.25%
ProLogis North American Properties Fund XI	12	3,616	184,741	87.14%	87.14%	12	3,616	184,512	85.25%	85.25%
ProLogis North American Industrial Fund	258	49,909	2,995,199	94.51%	94.29%	258	49,909	2,988,944	94.59%	94.36%
ProLogis North American Industrial Fund II	147	35,618	2,165,769	93.29%	89.66%	148	36,018	2,169,772	93.07%	92.92%
ProLogis North American Industrial Fund III	120	24,693	1,761,425	85.87%	85.26%	120	24,693	1,760,459	86.00%	84.73%
ProLogis Mexico Industrial Fund	72	9,144	584,565	85.08%	85.08%	72	9,144	582,112	90.46%	89.84%

Total North America	724	146,191	8,775,305	92.11%	91.02%	725	146,591	8,768,663	92.45%	92.08%

Europe Funds	438	104,086	9,264,292	93.65%	92.80%	437	103,804	8,642,635	94.57%	93.62%

Asia - ProLogis Korea Fund	12	1,734	159,430	100.00%	100.00%	12	1,734	128,919	100.00%	100.00%

Total investment management operating portfolio	1,174	252,011	$18,199,027	92.80%	91.82%	1,174	252,129	$17,540,217	93.37%	92.77%

Renewed 570,000 sf with Home Depot USA at	Renewed 204,137 sf with HOPI Hungaria Kft at	Renewed 209,315 sf with A.L.S. Logistics Services
Greenwood Distribution Center #100 in Atlanta -	Harbor Park Distribution Center L, Budapest -	Belgium at Vilvoorde Distribution Center 1,
ProLogis North American Industrial Fund II	ProLogis European Properties Fund II	Belgium - ProLogis European Properties

(a)	The current investment represents the property fund’s investment balance in the real estate; not our proportionate share.
Section IV - Investment Management
Page 4.2

First Quarter 2011
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended March 31, 2011
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Rental income	$173,274	$190,356	$2,986	$366,616
Rental expenses	(45,364)	(47,030)	(142)	(92,536)

Net operating income from properties	127,910	143,326	2,844	274,080
Other expense, net, including G&A	(4,795)	(7,313)	(243)	(12,351)
Realized loss on derivative contracts	-	(761)	-	(761)
Interest expense	(68,959)	(50,261)	(762)	(119,982)
Current income tax expense	(411)	(7,606)	-	(8,017)

FFO of the property funds	53,745	77,385	1,839	132,969
Real estate related depreciation and amortization	(68,424)	(58,806)	(793)	(128,023)
Deferred tax benefit	213	1,263	-	1,476
Other income, net, including foreign currency	-	683	-	683

Net earnings (loss) of the property funds	$(14,466)	$20,525	$1,046	$7,105

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended March 31, 2011

	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

ProLogis’ share of the property fund’s FFO (4)	$18,110	$23,809	$367	$42,286
Interest and preferred dividend income (5)	1,620	1,520	-	3,140
Fees paid to ProLogis (6)(7)	12,541	15,226	193	27,960

FFO recognized by ProLogis	$32,271	$40,555	$560	$73,386

ProLogis’ share of the property fund’s net earnings (4)	$1,002	$7,572	$209	$8,783
Interest and preferred dividend income (5)	1,620	1,520	-	3,140
Fees paid to ProLogis (6)(7)	12,541	15,226	193	27,960

Net earnings recognized by ProLogis	$15,163	$24,318	$402	$39,883

Condensed Balance Sheet of the Property Funds, Combined

	As of March 31, 2011

	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Operating industrial properties, before depreciation	$8,775,305	$9,264,292	$159,430	$18,199,027
Accumulated depreciation	(1,058,042)	(1,068,797)	(9,382)	(2,136,221)
Properties under development and land	-	105,391	-	105,391
Other assets	320,470	435,508	7,518	763,496

Total assets	$8,037,733	$8,736,394	$157,566	$16,931,693

Third party debt	$4,193,239	$3,719,073	$50,904	$7,963,216
Other liabilities	305,821	675,525	3,770	985,116

Total liabilities	$4,499,060	$4,394,598	$54,674	$8,948,332

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Loss to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

First Quarter 2011
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities - for the property funds combined

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Inflows:
Property dispositions:
Square feet	400	-	-	49
Net sales proceeds ($)	5,798	-	-	377

Outflows:
Acquisitions:
Land and operating properties acquired from ProLogis:
Square feet	273	-	1,240	554
Purchase price of assets acquired (a) ($)	17,188	-	78,788	73,497
Operating properties acquired from third parties:
Square feet	-	767	-	207
Purchase price of assets acquired ($)	-	51,655	-	15,592
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended
	March 31, 2011
	Principal	Wtd. Avg. Int. Rate

Debt repaid:
ProLogis European Properties Fund II	$(1,211)	5.99%
Total amortization payments during period	(8,301)

Total repaid	$(9,512)

Line of credit activity, net - advances (payments):
ProLogis European Properties	$(13,457)	3.18%
ProLogis European Properties Fund II	20,401	3.20%

Line of credit activity, net	$6,944

Grand total net change in debt	$(2,568)

Debt extended:
ProLogis North American Industrial Fund to 2020	$189,000	5.00%

Total extended	$189,000

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes changes due to foreign currency exchange rates, if applicable. See page 6.3 for debt information as of March 31, 2011.
Section IV - Investment Management
Page 4.4

First Quarter 2011
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	3,500	$8,739	$2.50	1.34%
Remainder of 2011	12,256	54,729	4.47	8.37%
2012	26,358	110,131	4.18	16.84%
2013	21,249	97,655	4.60	14.93%
2014	23,015	100,538	4.37	15.37%
2015	17,539	78,932	4.50	12.07%
2016	12,107	53,148	4.39	8.13%
2017	4,869	22,501	4.62	3.44%
2018	3,512	18,296	5.21	2.80%
2019	4,909	24,972	5.09	3.82%
Thereafter	14,355	84,297	5.87	12.89%

Totals	143,669	$653,938	$4.55	100.00%

Leasing Activity (a)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Square feet of leases signed during the period:

Properties under development	318	1,100	327	913
Core:
New leases	5,109	7,985	5,250	7,355
Renewals	5,231	9,933	5,780	5,954

Total square feet of leases signed	10,658	19,018	11,357	14,222

# of leases	192	279	251	322

Weighted average customer retention	65.9%	87.7%	70.5%	78.1%

Turnover costs:
Square feet	8,470	15,407	9,097	9,535
Cost per sq ft ($)	1.32	0.97	1.30	1.13
Capital Expenditures

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Capital expenditures ($)	4,674	7,277	9,452	6,485
Tenant improvements ($)	7,049	13,516	11,104	9,559
Leasing commissions ($)	5,241	4,862	4,977	4,161

Total	16,964	25,655	25,533	20,205

(a)	Represents leasing activity for industrial properties.
Section V - Operating Statistics
Page 5.1

First Quarter 2011
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	3,968	$13,935	$3.51	1.17%
Remainder of 2011	16,713	81,016	4.85	6.78%
2012	39,623	197,554	4.99	16.52%
2013	34,535	171,534	4.97	14.35%
2014	23,384	112,639	4.82	9.42%
2015	29,499	148,000	5.02	12.38%
2016	21,813	111,250	5.10	9.31%
2017	14,894	84,268	5.66	7.05%
2018	15,424	83,847	5.44	7.01%
2019	7,980	46,923	5.88	3.92%
Thereafter	23,557	144,574	6.14	12.09%

Totals	231,390	$1,195,540	$5.17	100.00%

Leasing Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Square feet of leases signed during the period:
Square feet	11,235	15,497	15,665	14,062
# of leases	148	173	160	188

Weighted average customer retention	74.5%	87.1%	79.1%	81.8%

Turnover costs:
Square feet	11,047	15,151	15,358	13,981
Cost per sq ft ($)	0.94	1.07	0.91	1.12
Capital Expenditures (a)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010

Capital expenditures ($)	5,364	12,985	7,874	4,224
Tenant improvements ($)	6,048	9,255	8,913	6,060
Leasing commissions ($)	5,331	9,299	7,968	6,842

	16,743	31,539	24,755	17,126

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

First Quarter 2011
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis - for the three months ended
See definitions in Appendix B.

	March 31,	December 31,	September 30,	June 30,
	2011	2010	2010	2010
Sq ft of same store population	412,731	413,716	455,722	447,084

Percentage change in [increase/(decrease)]:
Rental income	1.64%	(0.45%)	(0.13%)	(0.83%)

Rental expenses	3.45%	(0.47%)	(1.29%)	6.81%

Net operating income	0.97%	(0.45%)	0.27%	(3.36%)

Average leasing	2.67%	2.14%	2.07%	1.76%

Sq ft of leasing activity (a)	19,343	27,454	23,866	22,316

Percentage change in rental rates (a)	(9.17%)	(10.50%)	(8.51%)	(15.74%)
Top Customers - Direct Owned

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	Home Depot, Inc	2.69%	5
2	APL (Neptune Orient Lines)	1.92%	12
3	Euromarket Designs	1.11%	3
4	Hitachi, Ltd.	0.91%	2
5	Kellogg Company	0.89%	6
6	LG, Inc.	0.89%	4
7	Ford Motor Company	0.88%	10
8	PepsiCo	0.84%	4
9	Kirin Logistics	0.82%	6
10	Kimberly-Clark Corporation	0.77%	1
11-25	various	9.31%	47

	Total	21.03%	100

Top Customers - Investment Management

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	DHL	3.43%	47
2	CEVA Logistics	2.44%	25
3	Unilever	1.82%	8
4	SNCF Geodis	1.77%	18
5	Kuehne & Nagel	1.56%	13
6	Wincanton Logistics	1.41%	22
7	Amazon.Com, Inc.	1.20%	6
8	Home Depot, Inc	1.15%	7
9	Kraft Foods, Inc.	1.01%	6
10	NYK Group	0.90%	11
11-25	various	10.12%	80

	Total	26.81%	243

(a)	Rental rate change represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population, as defined.
See Definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

First Quarter 2011
Operating Statistics - Major Logistics Corridors - Buildings

(in thousands, except for percentage)
Investment in Major Logistics Corridors - Buildings

			Prorata Share of
	Direct Owned		Investment		Total
	Investment	Percentage	Management	Percentage	PLD Investment	Percentage
U.S.
Los Angeles Basin / Inland Empire	$1,922,837		$561,837		$2,484,674	26%
Chicago	979,824		82,890		1,062,714	11%
San Francisco Bay Area / Central Valley	902,484		51,926		954,410	10%
New Jersey / Eastern Pennsylvania	531,535		275,746		807,281	9%
Dallas	521,582		103,989		625,571	7%
Atlanta	293,708		92,058		385,766	4%
Houston	167,800		59,372		227,172	2%
Washington DC / Baltimore	161,822		51,431		213,253	2%
Miami / South Florida	161,869		32,718		194,587	2%

U.S. investment (percentage of total U.S.)	$5,643,461	77%	$1,311,967	59%	$6,955,428	73%

International
London / Midlands - UK	$338,105		$617,007		$955,112	14%
Tokyo - Japan	776,506		-		776,506	12%
Paris / Le Havre - Central France	94,748		373,558		468,306	7%
Osaka - Japan	370,633		-		370,633	6%
Warsaw / Poznan - Central Poland	130,495		219,166		349,661	5%
Wroclaw / Silesia - Southern Poland	158,458		173,535		331,993	5%
Lyon / Marseille - Southern France	113,677		175,696		289,373	4%
Amsterdam / Rotterdam / Antwerp - Benelux	-		210,916		210,916	3%
Madrid / Barcelona - Spain	77,652		127,542		205,194	3%
Cologne / Frankfurt - Western Germany	29,211		138,385		167,596	3%
Munich / Stuggart - Southern Germany	84,948		77,171		162,119	3%
Mexico City - Mexico	132,795		24,056		156,851	2%
Toronto - Canada	50,378		41,482		91,860	1%
Hamburg / Bremen - Northern Germany	12,586		66,107		78,693	1%

International investment (percentage of total international)	$2,370,192	68%	$2,244,621	70%	$4,614,813	69%

Major logistics corridors (percentage of grand total)	$8,013,653	74%	$3,556,588	65%	$11,570,241	71%

Total Industrial Portfolio

			Prorata Share of
	Direct Owned		Investment		Total
	Investment		Management		PLD Investment
Major U.S. corridors	$5,643,461	52%	$1,311,967	24%	$6,955,428	43%
Major international corridors	2,370,192	22%	2,244,621	41%	4,614,813	28%

Subtotal	8,013,653	74%	3,556,588	65%	11,570,241	71%
Other U.S.	1,673,108	16%	919,139	17%	2,592,247	16%
Other international	1,120,422	10%	963,662	18%	2,084,084	13%

Grand total industrial portfolio	$10,807,183	100%	$5,439,389	100%	$16,246,572	100%

Section V - Operating Statistics
Page 5.4

First Quarter 2011
Debt - ProLogis Debt Summary

(dollars in thousands)
Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	as of 3/31/2011	as of 12/31/2010

Euro notes (€101.3 million) (b)	4.375%	Apr-11	$143,198	$133,260
Senior notes	5.500%	Apr-12	58,935	58,935
Senior notes	5.500%	Mar-13	61,443	61,443
Senior notes	7.625%	Aug-14	350,000	350,000
Senior notes	7.810%	Feb-15	48,227	59,356
Senior notes	9.340%	Mar-15	5,512	6,299
Senior notes	5.625%	Nov-15	155,320	155,320
Senior notes	5.750%	Apr-16	197,758	197,758
Senior notes	8.650%	May-16	41,003	41,003
Senior notes	5.625%	Nov-16	182,104	182,104
Senior notes	6.250%	Mar-17	300,000	300,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes	7.375%	Oct-19	396,641	396,641
Senior notes	6.875%	Mar-20	561,049	561,049
Less: discount			(7,107)	(7,444)

Total senior notes	6.613%		3,194,083	3,195,724

Convertible senior notes (2.25% coupon) (c)	5.390%	Apr-12	592,980	592,980
Convertible senior notes (1.875% coupon) (c)	5.600%	Jan-13	141,635	141,635
Convertible senior notes (2.625% coupon) (c)	5.860%	May-13	386,250	386,250
Convertible senior notes (d)	3.250%	Mar-15	460,000	460,000
Less: discount			(51,022)	(59,297)

Total convertible senior notes	4.901%		1,529,843	1,521,568

Variable rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	115,517	118,682
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	101,750
Variable rate secured mortgage debt (¥14 billion)	1.773%	Dec-14	166,586	167,704
Fixed rate secured mortgage debt (¥3.4 billion)	3.278%	Apr-15	41,073	41,815
Fixed rate secured mortgage debt	5.470%	Aug-15	123,496	124,096
Fixed rate secured mortgage debt	7.250%	Apr-16	173,258	174,199
Variable rate secured mortgage debt (¥13 billion) (e)	1.340%	Mar-18	157,043	-
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	245,500
Fixed rate secured mortgage debt	7.580%	Apr-24	187,200	187,649
Fixed rate secured mortgage debt	5.320%	various	60,236	60,277
Variable rate secured mortgage debt - TMK	2.014%	various	10,872	11,069
Add: premium, net			16,213	16,988

Total secured mortgage debt	5.182%		1,398,744	1,249,729

Assessment bonds	6.311%	various	18,844	18,867

Global Line of Credit	3.584%	Aug-12	273,520	520,141

Weighted average interest rate / total debt outstanding	5.763%		$6,415,034	$6,506,029

Principal Maturities (excluding global line) - as of March 31, 2011

Summarized by year (in millions)
2011	$172
2012	800
2013	660
2014	659
2015	802
2016	566
2017	409
2018	738
2019	648
2020	568
Thereafter	161
Global Line (due 2012)	274
Discount	(59)
Premium	17

Total	$6,415

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of March 31, 2011, except as noted.
(b)	These notes were repaid on April 13, 2011.
(c)	The interest rates shown represent the effective interest rate (including non-cash amortization). These convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.
(d)	These notes are convertible at any time by holders at an initial conversion rate of 57.8503 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $17.29 per share, subject to adjustment upon the occurrence of certain events. The holders of the notes have the right to require us to repurchase their notes for cash at any time on or prior to the maturity date upon a change in control or a termination of trading (each as defined in the notes).
(e)	We issued this debt in the first quarter of 2011.
Section VI - Debt
Page 6.1

First Quarter 2011
Debt - ProLogis Debt and Equity

(dollars and shares in thousands)
Global Line of Credit - as of March 31, 2011

Information related to our Global Line (dollars in millions):
Aggregate lender - commitments (a)	$1,627.5
Less:
Borrowings outstanding	273.5
Outstanding letters of credit	85.3

Current availability	$1,268.7

Financing Activity (b)

	Three Months Ended
	March 31, 2011
	Principal	Interest Rate
Debt issued:
Secured mortgage debt:
Due 2013	3,191	1.490%
Due 2018	161,312	1.340%

Total debt issued	$164,503

Debt repaid / repurchased:
Total amortization payments during period	(16,351)

Total debt repaid / repurchased	$(16,351)

Global Line activity, net - advances (payments)	$(246,621)

Grand total, net activity	$(98,469)

Market Capitalization

	Shares or Equivalents	Market Price -	Market Value
	Outstanding	as of March 31, 2011	Equivalents

8.54% series C cumulative redeemable preferred shares	2,000	$58.50	$117,000
6.75% series F cumulative redeemable preferred shares	5,000	$23.65	118,250
6.75% series G cumulative redeemable preferred shares	5,000	$23.97	119,850

	12,000		355,100

Common shares	570,552	$15.98	9,117,421
Convertible limited partnership units	760	$15.98	12,145

	571,312		9,129,566

Total equity			9,484,666
Total debt			6,415,034

Total market capitalization			$15,899,700

(a)	See Appendix B for details on our Global Line.
(b)	Excludes changes due to foreign exchange rates, if applicable.
Section VI - Debt
Page 6.2

First Quarter 2011
Debt - Property Fund Debt Summary

(dollars in thousands)
Principal maturities of third party debt for each property fund - as of March 31, 2011

	Wtd. Avg.
	Int. Rate	2011	2012	2013	2014	2015	2016

ProLogis California LLC	7.24%	$-	$-	$-	$137,500	$-	$52,500
ProLogis North American Properties Fund I	3.75%	2,070	177,240	-	-	-	-
ProLogis North American Properties Fund XI	6.92%	473	670	413	-	-	-
ProLogis North American Industrial Fund	5.58%	-	52,000	80,000	-	108,665	444,000
ProLogis North American Industrial Fund II	6.32%	7,500	164,000	74,000	526,393	-	136,500
ProLogis North American Industrial Fund III (a)	5.73%	120,042	85,696	385,571	146,462	-	-
ProLogis Mexico Industrial Fund	6.63%	-	-	-	-	-	-
Europe Funds	5.37%	-	511,579	863,076	1,787,681	261,153	247,029
ProLogis Korea Fund	6.11%	16,907	33,997	-	-	-	-

Total		$146,992	$1,025,182	$1,403,060	$2,598,036	$369,818	$880,029

						Discount/	Grand
		2017	2018	2019	2020	Premium	Total

ProLogis California LLC		$-	$-	$120,000	$-	$-	$310,000
ProLogis North American Properties Fund I		-	-	-	-	-	179,310
ProLogis North American Properties Fund XI		-	-	-	-	30	1,586
ProLogis North American Industrial Fund		205,000	165,500	-	189,000	-	1,244,165
ProLogis North American Industrial Fund II		221,000	104,700	-	-	(6,012)	1,228,081
ProLogis North American Industrial Fund III		-	280,000	-	-	(1,823)	1,015,948
ProLogis Mexico Industrial Fund		214,149	-	-	-	-	214,149
Europe Funds		-	-	48,555	-	-	3,719,073
ProLogis Korea Fund		-	-	-	-	-	50,904

Total		$640,149	$550,200	$168,555	$189,000	$(7,805)	$7,963,216

Principal maturities of third party debt for the property funds combined - as of March 31, 2011

(a)	ProLogis North American Industrial Fund III has received a loan extension proposal from the lender of its debt that matures in July 2011. The proposal would extend the maturity of the note to March 2012. We believe the fund will be successful in closing the extension.
Section VI - Debt
Page 6.3

First Quarter 2011
Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages and per square foot)
Direct Owned

		Investment		Inv. Bal.	Pro Forma	Annualized	Percent
	Sq. Ft.	Balance		per Sq. Ft.	NOI (2)	NOI (2)	Leased

Operating properties:
Core > 75% leased	138,456	$9,126,922		$66	$143,230	$572,920	98.3%
Core < 75% leased	29,107	1,702,499		58	16,006	64,024	37.3%
Land subject to ground leases and other		66,878			1,765	7,060

Total core and other	167,563	$10,896,299		$65	$161,001	$644,004	87.7%

						Pro Forma
		Investment	Total	TEI	Pro Forma	Annualized
	Sq. Ft.	Balance	Expected Inv.	per Sq. Ft.	NOI (3)	NOI

Prestabilized
North America	-	$-	$-	$-	$-	$-
Europe	-	-	-	-	-	-
Asia	-	-	-	-	-	-

Total prestabilized	-	$-	$-	$-	$-	$-

Properties under development
Build-to-suit:
North America	472	$13,361	$18,234	$39	$403	$1,612
Europe	2,166	104,825	177,510	82	3,098	12,392
Asia	702	66,171	120,591	172	1,994	7,976

Total build-to-suit	3,340	184,357	316,335	95	5,495	21,980

Speculative:
North America	514	32,715	56,220	109	963	3,852
Europe	319	6,411	24,159	76	420	1,680
Asia	1,551	231,198	262,586	169	4,458	17,832

Total speculative	2,384	270,324	342,965	144	5,841	23,364

Total properties under development	5,724	$454,681	$659,300	$115	$11,336	$45,344

		Investment			Actual First
		Balance			Quarter 2011

Land		$1,599,966

Development management and other income					$4,319

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.1

First Quarter 2011
Components of Net Asset Value for ProLogis - Continued (1)

(in thousands, except for percentages and per unit)
Investment Management

					ProLogis Share	ProLogis Share
		Investment		ProLogis Share	Annualized	Debt, Net of
		Balance	Sq. Ft.	NOI (4)	NOI	Other Net Assets

ProLogis interest in funds:
North America		$925,743	146,191	$56,792	$227,168	$(1,991,683)
Asia		$17,381	1,734	$569	$2,276	$(9,409)

		Investment	# of	Value per		Calculated
	Sq. Ft.	Balance	Units	Unit (5)	USD / EUR	Value

ProLogis ownership in Europe funds (5):
PEPR
Common Equity			63,043	€5.62	1.42	$503,108
Preferred Equity			7,016	€6.50	1.42	64,758

Total investment in PEPR	52,987	$533,718				$567,866

PEPF II	51,099	$473,471	86,684	€5.55	1.42	$683,157

					Actual First
					Quarter 2011	Annualized

Investment management fees					$29,170	$116,680
Investment management expenses					(10,552)	(42,208)

					$18,618	$74,472

Other Balance Sheet Items

As of
March 31, 2011
Other assets:
Cash and cash equivalents	$24,744
Restricted cash	34,088
Deposits, prepaid assets and other tangible assets (6)	650,898
Accounts receivable	95,538
Notes receivable backed by real estate	358,323
Investments in and advances to other unconsolidated investees	134,383
Assets held for sale, net of liabilities	213,250

Total other assets	$1,511,224

Liabilities and preferred equity:
Debt (7)	$6,415,034
Discount on debt, net	41,916

Total debt	6,456,950

Other liabilities, payables, and accrued expenses	891,808
Preferred shares	350,000

Total liabilities and preferred shares	$7,698,758

Total common shares and convertible limited partnership units outstanding (7)	571,312

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.2

First Quarter 2011
Notes to Net Asset Value

(1)	The components of Net Asset Value do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of our rental income and rental expenses, computed under Generally Accepted Accounting Principles (“GAAP”), to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows:

(in thousands)

Calculation of pro forma NOI:
Rental income	$205,311
Rental expenses	(63,342)
Net termination fees and adjustments (a)	(844)

Adjusted NOI	141,125
Less: NOI on contributed properties (b)	(71)

NOI for properties owned at March 31, 2011	141,054
Add: proforma adjustment (c)	19,947

Pro forma NOI - GAAP	161,001
Straight-lined rents and amortization of lease intangibles (d)	(12,731)

Pro forma NOI - CASH	$148,270

(a)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c)	This incremental adjustment is necessary to reflect a full period of NOI for core properties acquired during the quarter and for our completed development properties using an estimated stabilized yield.

(d)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(3)	Pro forma NOI for our properties under development is based on current total expected investment and an estimated stabilized yield.

(4)	A reconciliation of rental income and rental expenses, computed under GAAP, to pro forma NOI for purposes of the Net Asset Value calculation for the property funds, excluding PEPR and PEPF II, for the three months ended March 31, 2011 is included below.

	ProLogis	N.A.	N.A.	N.A.	N.A.		N.A.	Mexico
	California	Properties	Properties	Industrial	Industrial		Industrial	Industrial	Korea
(in thousands, except percentages)	LLC	Fund I	Fund XI	Fund	Fund II		Fund III	Fund	Fund

ProLogis’ ownership interest as of 3/31/2011	50.0%	41.3%	20.0%	23.1%	37.0	%(a)	20.0%	20.0%	20.0%
Calculation of pro forma NOI:
Rental income	$21,346	$9,959	$3,523	$61,357	$37,899		$27,419	$11,771	$2,986
Rental expenses	(3,894)	(2,854)	(1,301)	(18,112)	(9,822)		(7,174)	(2,207)	(142)
Net termination fees and adjustments (b)	(35)	(58)	(88)	(3)	47		2	(467)	-
Certain fees paid to ProLogis (c)	162	98	49	640	429		295	127	-

Adjusted NOI	17,579	7,145	2,183	43,882	28,553		20,542	9,224	2,844
Less: actual NOI on certain properties (d)	-	-	-	-	(29)		-	-	-
Add: stabilized NOI on certain properties (e)	-	-	-	-	-		-	-	-

Pro forma NOI - GAAP	17,579	7,145	2,183	43,882	28,524		20,542	9,224	2,844
Straight-lined rents and amortization of lease intangibles (f)	(898)	(293)	(62)	(1,346)	(201)		(1,202)	134	100

Pro forma NOI - CASH	$16,681	$6,852	$2,121	$42,536	$28,323		$19,340	$9,358	$2,944

Pro forma NOI - GAAP (ProLogis share)	$8,790	$2,951	$437	$10,137	$28,524		$4,108	$1,845	$569

(a)	Our aggregate ownership interest in the North American funds has been adjusted to reflect 100% of the NOI of North American Industrial Fund II (“NAIF II”), versus our GAAP ownership interest of 37.0%, to account for our preferred interest in NAIF II.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	These miscellaneous fees are added back as an offset to rental expense because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	The NOI for properties that were acquired or disposed of during the three-month period is removed.

(e)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period.

(f)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(5)	PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS). Value per unit for common equity of PEPR is based on PEPR’s IFRS net asset value as of December 31, 2010 and preferred equity is based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange as of March 31, 2011. PEPR’s closing price of common units on the Euronext Amsterdam stock exchange was €5.00 on March 31, 2011. Value per unit for common equity is based on PEPF II’s estimated IFRS net asset value as of March 31, 2011.

(6)	These items are reflected in our Consolidated Balance Sheets as components of Other Assets and Investments in Real Estate Assets — Other Real Estate Investments. This includes $124.0 million of rent leveling assets.

(7)	Debt includes $460 million of debt that is convertible by the holders at any time at an initial conversion rate of 57.8503 common shares per $1,000 note outstanding. The potential convertible shares are not included in our total common shares and convertible limited partnership units outstanding at March 31, 2011.
Section VII - Net Asset Value
Page 7.3

First Quarter 2011
Appendix A - Notes to Supplemental Information

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the 2011 presentation. Please also read the Definitions included in Appendix B.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Our intent is to hold and use the Core properties; however, depending on market and other conditions, we may contribute or sell these properties to property funds or sell to third parties. When we contribute or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The investment management segment represents primarily the investment management of unconsolidated property funds and joint ventures and the properties they own.
Notes to Section II – Financial Statements
(1)	As of March 31, 2011, we have eight land parcels and six operating properties that met the criteria as held for sale. We also have certain other non-core assets, which are part of a definitive agreement signed in December 2010 and expected to close in the second quarter of 2011, that met the criteria as held for sale. The amounts included in Assets Held for Sale as of March 31, 2011 include real estate investment balances and the related assets and liabilities for each property.

During the three months ended March 31, 2011, we disposed of 33 non-development properties aggregating 2.2 million square feet to third parties, including 30 properties aggregating 1.2 million square feet that were included in Assets Held for Sale at December 31, 2010. During all of 2010, we disposed of land subject to ground leases and 205 properties aggregating 25.4 million square feet to third parties, 2 of which were development properties.

The operations of the properties held for sale and properties that are disposed of to third parties during a period including the aggregate net gains recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented. The income attributable to these properties was as follows:

	Three Months Ended
	March 31,
	2011	2010

Rental income	$10,061	$43,373
Rental expenses	(3,345)	(11,622)
Depreciation and amortization	(428)	(11,149)

Income attributable to disposed properties and assets held for sale	$6,288	$20,602

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and development properties in the calculation of FFO, including those classified as discontinued operations.

(2)	In our Consolidated Statements of Operations, Rental Income includes the following (in thousands):

	Three Months Ended
	March 31,
	2011	2010

Rental income	$147,724	$135,758
Rental expense recoveries	44,856	41,474
Straight-lined rents	12,731	10,313

	$205,311	$187,545

(3)	Our General and Administrative Expenses (“G&A”) included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended
	March 31,
	2011	2010

Gross G&A expense	$66,543	$66,853
Reported as rental expense	(4,911)	(5,001)
Reported as investment management expenses	(10,552)	(10,319)
Capitalized amounts	(11,897)	(9,527)

Net G&A	$39,183	$42,006

(4)	During the first quarter of 2011, we incurred expenses in connection with the expected merger with AMB Property Corporation and a reduction in workforce associated with certain recent or expected dispositions.
Appendix A
Page -1-

First Quarter 2011
Appendix A - Notes to Supplemental Information

(5)	The following table presents the components of Interest Expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended
	March 31,
	2011	2010

Gross interest expense	$89,058	$105,009
Amortization of discount, net	7,838	15,334
Amortization of deferred loan costs	4,997	6,482

Interest expense before capitalization	101,893	126,825
Capitalized amounts	(11,331)	(16,846)

Net interest expense	$90,562	$109,979

Gross interest expense decreased in 2011 from 2010 due primarily to lower debt levels as a result of the 2010 debt repurchases. The decrease in capitalized amounts in 2011 from 2010 is due to less development activity.

(6)	Included in this amount is a $6.9 million charge related primarily to one of our buildings in Japan that was damaged from the earthquake and related tsunami in March 2011.

(7)	During the three months ended March 31, 2010, in connection with our announced initiatives to stagger and extend our debt maturities and reduce debt, we repurchased certain senior and convertible senior notes outstanding with maturities in 2012 and 2013 (we did not repurchase any debt in 2011). We utilized proceeds from borrowings under the Global Line to repurchase the senior notes. In addition, in 2010 we repaid certain secured mortgage debt in connection with the sale of a property in Japan. The activity is summarized as follows (in thousands):

Three Months
Ended
March 31, 2010
Convertible Senior Notes (a):
Original principal amount	$490,039
Cash purchase price	$465,094

Senior Notes:
Original principal amount	$422,476
Cash purchase price	$449,382
Secured Mortgage Debt:
Original principal amount	$45,140
Cash repayment price	$46,659

Total:
Original principal amount	$957,655
Cash purchase / repayment price	$961,135
Gain (loss) on early extinguishment of debt, net (b)	$(47,633)

(a)	Although the purchase price is less than the principal amount outstanding, the repurchase of these notes resulted in a non-cash loss in 2010 due to the non-cash discount. Therefore, we adjusted for this non-cash loss to arrive at FFO, excluding significant non-cash items.

(b)	Represents the difference between the recorded debt (including unamortized related debt issuance costs, premiums and discounts) and the consideration we paid to retire the debt. Of the loss we referred to above, the non-cash loss of $15.2 million for the three months ended March 31, 2010, is adjusted back to arrive at FFO, excluding significant non-cash items.
Notes to Section IV - Investment Management
(1)	As of March 31, 2011, the North American funds include seven property funds. During the first quarter of 2011, ProLogis North American Industrial Fund II (“NAIF II”) sold an operating property to a third party.

(2)	The European funds include PEPR and PEPF II. We sold one completed development property in the first quarter of 2011.

(3)	Represents the ProLogis Korea Fund.

(4)	Included in our share of the property fund’s net earnings are items that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Investments in Real Estate.
Appendix A
Page -2-

First Quarter 2011
Appendix A - Notes to Supplemental Information

(5)	Represents interest income earned from notes receivables, if any, from the property funds, along with dividend income earned from our investment in PEPR’s preferred units.

(6)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, construction, development, financing and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing, construction, development and financing fees). We defer an amount of these types of fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation or interest expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method – see note (4).

In addition, we are developing a building for PEPF II for which we earn fees. We record these fees in Development Management and Other Income in our Consolidated Statements of Operations and FFO.

(7)	Includes only those fees earned from the property funds included here in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures and third parties.
Appendix A
Page -3-

First Quarter 2011
Appendix B - Definitions

Core EBITDA, as adjusted – We use core adjusted earnings before interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Core FFO (see definition below), and other non-cash charges (such as stock based compensation amortization, unrealized gains or losses on foreign currency and derivative activity), including our share of these items (other than interest and current income taxes) from unconsolidated investees or (“Core EBITDA, as adjusted”), to measure both our operating performance and liquidity.
We consider Core EBITDA, as adjusted to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the disposition of investments in real estate, items that affect comparability, and other significant non-cash items. By excluding interest expense, adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt and derivatives contracts generally included the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on each company’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.
As a liquidity measure, we believe that Core EBITDA, as adjusted helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends and unit distributions. We believe that investors should consider Core EBITDA, as adjusted, in conjunction with net income (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Core EBITDA, as adjusted, an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Core EBITDA, as adjusted does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Core EBITDA, as adjusted also does not reflect the cash required to make interest and principal payments on our outstanding debt.
While Core EBITDA, as adjusted is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Core EBITDA, as adjusted may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Core EBITDA, as adjusted by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of Core EBITDA, as adjusted and a reconciliation of Core EBITDA, as adjusted to consolidated net earnings (loss), a U.S. GAAP measurement.
Core Portfolio – Includes all industrial operating properties that we own directly.
Debt Covenants –
Credit Facility –We may draw funds from a syndicate of banks in U.S. dollars, euros, Japanese yen, and British pound sterling. Based on our public debt ratings and a pricing grid, interest on the borrowings under the Global Line accrues at a variable rate (3.58% per annum at March 31, 2011 based on a weighted average using local currency rates) and is based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The facility matures on August 12, 2012.
The covenants are calculated based on the definitions as defined within the Global Line agreement and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under the Indenture for our Senior Notes below. As of March 31, 2011, we were in compliance with all of our covenants under this agreement, as shown below.
Senior Notes – We have approximately $4.6 billion of senior notes outstanding as of March 31, 2011, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. All senior notes, other than the convertible senior notes, issued under the Indenture are subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of March 31, 2011, we were in compliance with all applicable covenants, as shown below.
Appendix B
Page - 1 -

First Quarter 2011
Appendix B - Definitions

Our financial covenant ratios at March 31, 2011 are as follows:

	Eighth and Ninth
	Supplemental Indenture			Global Line
	Required		Actual	Required			Actual
Financial Covenant	Compliance		Compliance	Compliance			Compliance

Minimum Net Worth				>$	7.6	billion	$8.7	billion
Fixed Charge Coverage Ratio	>	1.50	2.46	>	1.50		1.79
Unencumbered Debt Service Coverage Ratio				>	1.50		2.02
Consolidated Leverage Ratio	<	60%	38%	<	60%		48%
Non-Industrial Investments Ratio				<	25%		15%
Maximum Secured Debt Ratio	<	40%	8%	<	30%		12%
Certain Property NOI to Certain Specified Debt				>	14%		86%
Unencumbered Assets Ratio	>	1.50	2.58

FFO; FFO, as defined by ProLogis; FFO, excluding significant non-cash items; Core FFO (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land and development properties, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
FFO, as defined by ProLogis
To arrive at FFO, as defined by ProLogis, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
Appendix B
Page - 2 -

First Quarter 2011
Appendix B - Definitions

We calculate FFO, as defined by ProLogis for our unconsolidated investees on the same basis as we calculate our FFO, as defined by ProLogis.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by ProLogis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items
When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, as defined by ProLogis, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.
To arrive at FFO, excluding significant non-cash items, we adjust FFO, as defined by ProLogis, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and

(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains or losses from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.
The impairment charges of real estate properties that we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets.
Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.
In connection with our announced initiatives to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.
During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters since the fourth quarter of 2008. We believe that as the economy stabilizes, our liquidity needs change and since the remaining capital available to the existing unconsolidated property funds to acquire our completed development properties expired, the potential for impairment charges on real estate properties will diminish to an immaterial amount. As we continue to monetize our land bank through development or dispositions, we may dispose of this land at a gain or loss. We may also dispose of other non-strategic assets at a gain or loss. However, we do not expect that we will adjust our FFO measure for these gains or losses after 2010.
We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.
Appendix B
Page - 3 -

First Quarter 2011
Appendix B - Definitions

As described above, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, as defined by ProLogis.
Core FFO includes FFO, excluding significant non-cash items, and is adjusted to remove gains (losses) on dispositions of development properties and land, and certain other significant items that affect comparability as noted in the reconciliation.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended March 31, 2011, as those operating properties that were in operation at January 1, 2010 and have been in operation throughout the full periods in both 2011 and 2010. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Appendix B
Page - 4 -

First Quarter 2011
Appendix B - Definitions

Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
Page - 5 -